FORM 8-K


                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549



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                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                  Date of Report January 26, 2005
                 (Date of earliest event reported)


                    DENTSPLY INTERNATIONAL INC
          (Exact name of Company as specified in charter)



             Delaware            0-16211         39-1434669
      (State of Incorporation) (Commission     (IRS Employer
                                File Number)  Identification No.)




      221 West Philadelphia Street, York, Pennsylvania    17405
         (Address of principal executive offices)       (Zip Code)



                          (717) 845-7511
         (Company's telephone number including area code)









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Item 2.02. - Results of Operations and Financial Condition

   The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

   On January 26, 2005, the Company issued a press release disclosing its fourth quarter 2004 sales and earnings. This earnings release references net sales excluding precious metal content, which could be considered a measure not calculated in accordance with generally accepted accounting principles (a non-GAAP measure). Due to the fluctuations of precious metal prices and because the precious metal content of the Company's sales is largely a pass-through to customers and has minimal effect on earnings, the Company reports sales both with and without precious metal content to show the Company's performance independent of precious metal price volatility and to enhance comparability of performance between periods. A copy of the Company's press release is attached hereto as Exhibit (99.1) and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(a)  Financial Statements - Not applicable.

(b)  Exhibits:

     99.1 The Dentsply International Inc. fourth quarter 2004 sales and earnings release issued January 26, 2005 as referenced in Item 2.02.




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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                  (Company)



                                          /s/William R. Jellison
                                             William R. Jellison
                                             Senior Vice President and
                                             Chief Financial Officer

Date: January 27, 2005